Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 30, 2022, with respect to the consolidated financial statements in the Annual Report of Amtech Systems, Inc. on Form 10-K for the year ended September 30, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Amtech Systems, Inc. on Forms S-8 (File Nos. 333-263875, 333-204431, 333-196940, 333-196937, 333-131051, 333-145454, 333-09911, 333-168606, 333-168607).

/s/ GRANT THORNTON LLP

Phoenix, Arizona November 30, 2022